Exhibit 99.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant toss.906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), Robert L. Walker, Chief Executive Officer of International Leisure Hosts, Ltd. (the "Company"), hereby certifies that, to the best of his knowledge:

1. The Company's Quarterly Report on Form 10-QSB for the period ended June 30, 2003, to which this Certification is attached as Exhibit 99.1 (the "Quarterly Report"), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Quarterly Report and results of operations of the Company for the period covered by the Quarterly Report.


/s/ Robert L. Walker

Robert L. Walker
Chief Executive Officer
August 4, 2003














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